Exhibit 99.1

News Release

For Immediate Release	Contact:	978-619-1300
Wednesday October 27, 2021		Michael T. Prior
Chairman and
Chief Executive Officer

Justin D. Benincasa
Chief Financial Officer

ATN Reports Third Quarter 2021 Results

Alaska Communications Acquisition Drives 49% Year-on-Year Consolidated Revenue Growth

•	International Telecom Continues to Generate Subscriber and Revenue Growth

Alaska Communications Performed in Line with Expectations

Expanding Domestic Network Reach to Grow High Speed Data Revenue and Customers

Beverly, MA (October 27, 2021) -- ATN International, Inc. (Nasdaq: ATNI) today reported results for the third quarter and nine months ended September 30, 2021.

Business Review and Outlook

Michael Prior, Chief Executive Officer, commented, “The Alaska Communications acquisition has significantly increased the scale of ATN’s domestic operations and has opened additional opportunities for us to pursue growth initiatives that also provide significant social and economic benefits by bringing high speed connectivity to the communities we serve.

“The addition of approximately ten weeks of Alaska Communications operations was the major driver of a nearly three-fold increase in our US Telecom segment revenues, with fiber-based services to enterprise, government, wholesale and residential customers representing the majority of that growth. Higher FirstNet construction revenues also contributed to the increase. Additionally, we experienced growth in our legacy domestic business in the western U.S. due to higher consumer broadband revenues following our late 2020 build out of rural broadband networks under various government programs and public-private initiatives. ATN now owns and operates approximately 6,000 fiber route miles in the U.S., and with more federal government funding becoming available to help connect rural communities to true high speed data access, we have allocated additional resources to capture opportunities to build-out rural middle mile fiber networks and fiber and fixed wireless connections. This is a priority for the strategic transformation of our legacy domestic wholesale roaming business into a broader fiber-based communications platform, and it is in keeping with our corporate mission of bringing reliable and affordable access to the modern communications infrastructure to historically underbuilt areas.

“International Telecom revenue increased in the third quarter, reflecting the positive performance of several of our key international markets, where upgrades and expansions of our networks and effective marketing campaigns have resulted in continued subscriber growth. We are pleased with the third quarter and year-to-date revenue performance of this segment and see additional growth opportunities on the horizon. Higher expense levels in part reflected a difficult comparison with the unusually low operating costs we had during the pandemic and increased regulatory costs. While supply chain disruptions have not had a material effect on our business year-to-date, we continue to monitor this potential given its impact on other communications infrastructure and technology companies.

“Looking ahead, we see opportunities to drive additional revenue growth in both of our business segments. We are continuing to expand our networks and offerings in several of our International Telecom markets where we see the potential to increase penetration and market share. Domestically, in addition to rural network buildouts in the “lower 48”, we continue to upgrade and extend our fiber network in Alaska, adding wholesale, enterprise and residential connections to grow our customer base utilizing that expanded network reach and capability,” Mr. Prior noted.

Third Quarter 2021 Results

Third quarter 2021 consolidated revenues of $166.8 million were up 49% compared to the prior year quarter’s revenue of $111.7 million. The Company closed the acquisition of Alaska Communications in late July, which contributed $46.8 million to third quarter revenues. The third quarter of 2021 had an operating loss of $1.0 million and Adjusted EBITDA2 of $36.8 million, compared with the prior year quarter’s operating income of $9.6 million and Adjusted EBITDA2 of $31.2 million. The decrease in operating income was mostly the result of increased transaction-related fees and amortization expenses from the consolidation of Alaska Communications results. The Adjusted EBITDA2 increase was due to the addition of $10.6 million from Alaska Communications, partially offset by a net decline in the International Telecom segment. The net loss attributable to ATN’s stockholders for the third quarter was $2.6 million, and a $0.22 loss per share, compared with the prior year period’s net income attributable to ATN’s stockholders of $2.7 million, or $0.17 income per diluted share.

Third Quarter 2021 Operating Highlights

The Company recorded financial results during the third quarter of 2021 in three categories: (i) International Telecom; (ii) US Telecom; and (iii) All Other. For the purposes of the below presentation, the Company’s Renewable Energy segment has been combined with Corporate and Other as “All Other”.

The Company completed its acquisition of Alaska Communications on July 22, 2021, and the consolidated results are included in the Company’s US Telecom segment.

1 See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure.

2 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

Operating Results (in Thousands)

Three Months Ended September 30, 2021

	International	US		Total
	Telecom	Telecom	All Other*	ATN
Revenue	$85,306	$81,454	$0	$166,760
Operating Income (Loss)	$13,213	$(9,830)	$(4,365)	$(982)
EBITDA[1]	$26,940	$7,559	$(3,126)	$31,373
Adjusted EBITDA[2]	$26,872	$16,404	$(6,463)	$36,813
Capital Expenditures**	$10,642	$17,364	$983	$28,989

Nine Months Ended September 30, 2021

	International	US		Total
	Telecom	Telecom	All Other*	ATN
Revenue	$255,342	$159,375	$418	$415,135
Operating Income (Loss)	$40,999	$(10,920)	$(24,808)	$5,271
EBITDA[1]	$82,341	$16,740	$(20,793)	$78,288
Adjusted EBITDA[2]	$82,276	$23,820	$(19,380)	$86,716
Capital Expenditures**	$32,485	$36,157	$2,280	$70,922

Three Months Ended September 30, 2020

	International	US		Total
	Telecom	Telecom	All Other*	ATN
Revenue	$82,465	$28,097	$1,177	$111,739
Operating Income (Loss)	$16,024	$2,218	$(8,685)	$9,557
EBITDA[1]	$29,695	$7,947	$(6,505)	$31,137
Adjusted EBITDA[2]	$29,695	$7,943	$(6,474)	$31,164
Capital Expenditures**	$8,510	$8,371	$1,816	$18,697

Nine Months Ended September 30, 2020

	International	US		Total
	Telecom	Telecom	All Other*	ATN
Revenue	$244,812	$83,557	$3,374	$331,743
Operating Income (Loss)	$44,119	$6,241	$(26,481)	$23,879
EBITDA[1]	$86,239	$23,572	$(19,843)	$89,968
Adjusted EBITDA[2]	$86,252	$23,573	$(19,650)	$90,175
Capital Expenditures**	$28,439	$17,254	$4,969	$50,662

*For this table presentation, the Renewable Energy segment and Corporate and Other results were combined. See table 4 for the separate presentation of the financial performance of these items.

**Includes capital expenditures reimbursable from customers of $2,192 and $8,700 for the three and nine months ended September 30, 2021, respectively, and $502 and $1,870 for the three and nine months ended September 30, 2020, respectively.

1 See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure.

2 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

International Telecom

International Telecom revenues are generated by delivery of a broad range of communications and managed IT services, including data, voice and video services from the Company’s fixed and mobile network operations in Bermuda and the Caribbean, and include direct government payments as part of the FCC high-cost support program in the USVI. International Telecom revenues were $85.3 million for the quarter, a 3% increase year-on-year mainly due to subscriber and ARPU growth which drove increases in mobility and fixed revenues in multiple markets, partially offset by the loss of $1.4 million in FCC high-cost support in the USVI. Carrier services revenues also increased as travel and tourism increased in the U.S. Virgin Islands. Operating expenses increased in most of the markets compared with the prior year as operating expenses returned to normalized pre-pandemic levels and due to the introduction of higher regulatory fees in Guyana earlier in 2021. As a result, when compared with the prior year quarter, operating income of $13.2 million and Adjusted EBITDA2 of $26.9 million decreased by 18% and 10%, respectively, for the third quarter of 2021.

US Telecom

US Telecom revenues consist of broadband, carrier services, managed IT services, fixed enterprise, and mobile retail revenues from the Company’s networks and operations in Alaska and in the western United States, including various government programs such as CAF II, E-Rate, Lifeline and rural healthcare support programs. US Telecom segment revenues were $81.5 million in the quarter, up $53.4 million from the prior year period. This increase was mostly due to the addition of $46.8 million of revenues from Alaska Communications, as well as $6.0 million of increased construction revenue related to the FirstNet contract build. Adjusted EBITDA2 for the quarter was $16.4 million compared to the prior year period’s Adjusted EBITDA2 of $7.9 million. This increase was driven by the addition of the Alaska Communications results of $10.6 million partially offset by approximately $2.0 million of additional expenses in our private network operations. For the segment, the current period’s operating loss was $9.8 million compared to the prior year’s operating income of $2.2 million, primarily due to $8.8 million of transaction-related fees and amortization expense related to the Alaska Communications acquisition and the additional expenses in our private network operations.

By the end of the third quarter of 2021, the Company had completed and activated approximately 50% of the total sites related to the network build portion of its FirstNet Agreement and expects to complete an additional 15% of the total build by the end of 2021. Revenues from the build will continue to be largely offset by construction costs.

Balance Sheet and Cash Flow Highlights

Total cash, cash equivalents and restricted cash on September 30, 2021 totaled $102.4 million. On July 22, 2021 the Company completed the acquisition of Alaska Communications for approximately $339.5 million. The acquisition was funded through a draw under the Company’s existing revolving credit facility of which $65.0 million is outstanding, an equity contribution from our financial partner and proceeds from Alaska Communications new credit agreement that is non-recourse to the Company. At the end of the quarter, Alaska Communications had outstanding a $210.0 million term loan facility and $10.0 million drawn under its $35.0 million revolving facility.

Net cash provided by operating activities was $47.7 million for the nine months ended September 30, 2021, compared with $71.6 million for the prior year period. The decline in operating cash flow compared with the prior year is mostly the result of a current year decrease in operating income and a $25.7 million increase in the FirstNet construction customer receivable. For the nine months ended September 30, 2021, the Company used net cash of $50.3 million for investing and financing activities compared to $97.6 million for the prior year period. The net use of cash was primarily attributable to $339.5 million used to purchase Alaska Communications offset by net borrowings of $285.0 million and $71.5 million of partner equity contributions, mentioned above, $70.9 million in capital expenditures, $13.1 million of purchases of minority equity interests in our subsidiaries, $13.0 million in repurchases of Company common stock and dividends to Company stockholders, and $4.8 million in minority partner distributions. These uses of cash were partially offset by $7.1 million in grants received, $18.6 million in net proceeds received from the completion of the Vibrant Energy equity sale and $27.5 million in new borrowings under the FirstNet receivables credit facility.

1 See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure.

2 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

Conference Call Information

ATN will host a conference call on Thursday, October 28, 2021 at 10:00 a.m. Eastern Time (ET) to discuss its third quarter results and business outlook. The call will be hosted by Michael Prior, Chairman and Chief Executive Officer, and Justin Benincasa, Chief Financial Officer. The dial-in numbers are US/Canada: (877) 734-4582 and International: (678) 905-9376, conference ID 7087676. A replay of the call will be available at ir.atni.com beginning at approximately 1:00 p.m. (ET) on Thursday, October 28, 2021.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, operates communications and technology businesses in the United States and internationally, including the Caribbean region, with a particular focus on markets with a need for growing demand for infrastructure investments and technology improvements. Our operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential and business customers, including a range of high-speed internet and data services, fixed and mobile wireless solutions, video and voice services, and (ii) carrier and enterprise communication services, wholesale communications infrastructure services such as terrestrial and submarine fiber optic transport, communications tower facilities, managed mobile networks, and in-building wireless systems. For more information, please visit www.atni.com.

Cautionary Language Concerning Forward Looking Statements

This press release contains forward-looking statements relating to, among other matters, our future financial performance and results of operations, including the impact of the novel coronavirus pandemic on the economies of the markets we serve, and on our business and operations; expectations regarding future revenues, operating income, EBITDA and capital expenditures; the competitive environment in our key markets, demand for our services and industry trends; our expectations regarding construction progress under our FirstNet agreement and the effect such progress will have on our financial results; our expectations regarding the benefits of our acquisition of Alaska Communications; the impact of federal support program revenues; our liquidity; the organization of our business; and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results.  Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the general performance of our operations, including operating margins, revenues, capital expenditures, and the retention of and future growth of our subscriber base, including growth in our private networks business; (2) our ability to successfully integrate our newly acquired Alaska Communications business with our own and realize cost synergies and expansion plans; (3) our ability to satisfy the needs and demands of our major wireless customers; (4) our ability to efficiently and cost-effectively upgrade our networks and IT platforms to address rapid and significant technological changes in the telecommunications industry; (5) government regulation of our businesses, which may impact our telecommunications licenses, our revenue and our operating costs; (6) our reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to our network infrastructure; (7) economic, political and other risks and opportunities facing our operations, including those resulting from the pandemic; (8) the loss of, or an inability to recruit skilled personnel in our various jurisdictions, including key members of management; (9) our ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (10) the occurrence of weather events and natural catastrophes and our ability to secure the appropriate level of insurance coverage for these assets; (11) increased competition; (12) the adequacy and expansion capabilities of our network capacity and customer service system to support our customer growth; and (13) our continued access to capital and credit markets. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021, those set forth under Item 1A “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 9, 2021 and the other reports we file from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements, except as required by law.

1 See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure.

2 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, the Company has included EBITDA and Adjusted EBITDA in this release and in the tables included herein.

EBITDA is defined as operating income (loss) before depreciation and amortization expense. The Company has defined Adjusted EBITDA as operating income (loss) before depreciation and amortization expense, transaction-related charges and the gain (loss) on disposition of assets. The Company believes that the inclusion of these non-GAAP financial measures help investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release. While non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating the Company’s own operating results over different periods of time, the Company urges investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

1 See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure.

2 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

Table 1
ATN International, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in Thousands)

	September 30,	December 31,
	2021	2020
Assets:
Cash and cash equivalents	$101,268	$103,925
Restricted cash	1,096	1,072
Assets held-for-sale	-	34,735
Customer receivable	3,430	1,227
Other current assets	143,911	99,106
Total current assets	249,705	240,065
Property, plant and equipment, net	915,834	536,462
Operating lease right-of-use assets	122,422	63,235
Customer receivable - long term	33,096	9,614
Goodwill and other intangible assets, net	228,985	181,769
Other assets	77,342	52,566
Total assets	$1,627,384	$1,083,711
Liabilities, Mezzanine Equity and Stockholders’ Equity:
Current portion of long-term debt	$3,762	$3,750
Current portion of customer receivable credit faciity	3,295	-
Taxes payable	9,350	7,501
Current portion of lease liabilities	14,256	12,371
Liabilities held-for-sale	-	717
Other current liabilities	172,347	123,589
Total current liabilities	203,010	147,928
Long-term debt, net of current portion	$345,073	$69,073
Customer receivable credit facility, net of current portion	22,486	-
Deferred income taxes	21,776	10,675
Lease liabilities	96,031	51,082
Other long-term liabilities	135,614	50,617
Total liabilities	823,990	329,375
Mezzanine Equity	71,820	-
Stockholders' Equity
Total ATN International, Inc.’s stockholders’ equity	629,292	645,649
Non-controlling interests	102,282	108,687
Total stockholders' equity	731,574	754,336
Total liabilities, mezzanine equity and stockholders’ equity	$1,627,384	$1,083,711

Table 2
ATN International, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in Thousands, Except per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Communications services	$155,298	$108,721	$378,897	$322,865
Other	11,462	3,018	36,238	8,878
Total revenue	166,760	111,739	415,135	331,743
Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services	70,732	45,106	168,717	137,545
Cost of construction revenue	5,855	390	27,997	390
Selling, general and administrative	53,360	35,079	131,705	103,633
Transaction-related charges	5,696	31	7,823	147
Depreciation	28,875	21,157	68,693	64,705
Amortization of intangibles from acquisitions	3,480	423	4,324	1,384
(Gain) loss on disposition of long-lived assets	(256)	(4)	605	60
Total operating expenses	167,742	102,182	409,864	307,864
Operating income (loss)	(982)	9,557	5,271	23,879
Other income (expense):
Interest expense, net	(3,396)	(1,243)	(5,640)	(3,664)
Other income (expense)	(385)	(2,031)	1,923	(4,341)
Other income (expense), net	(3,781)	(3,274)	(3,717)	(8,005)
Income (loss) before income taxes	(4,763)	6,283	1,554	15,874
Income tax expense (benefit)	(288)	92	(1,535)	(1,057)
Net Income (loss)	(4,475)	6,191	3,089	16,931
Net (income) loss attributable to non-controlling interests, net	1,856	(3,530)	(986)	(10,538)
Net income (loss) attributable to ATN International, Inc. stockholders	$(2,619)	$2,661	$2,103	$6,393
Net income (loss) per weighted average share attributable to ATN International, Inc. stockholders:
Basic Net Income	$(0.22)	$0.17	$0.08	$0.40
Diluted Net Income	$(0.22)	$0.17	$0.08	$0.40
Weighted average common shares outstanding:
Basic	15,860	15,962	15,891	15,946
Diluted	15,860	16,011	15,901	15,991

		Table 3
ATN International, Inc.
Unaudited Condensed Consolidated Cash Flow Statement
(in Thousands)

	Nine Months Ended September 30,
	2021	2020
Net income	$3,089	$16,931
Depreciation	68,693	64,705
Amortization of intangibles from acquisitions	4,324	1,384
Provision for doubtful accounts	3,303	4,452
Amortization of debt discount and debt issuance costs	767	395
Loss on disposition of assets and assets held-for-sale	605	60
Stock-based compensation	5,116	4,608
Deferred income taxes	(5,939)	(6,078)
(Gain) loss on equity investments	(647)	3,360
Unrealized (gain) loss on foreign currency	(81)	449
Increase in customer receivable	(25,684)	-
Change in prepaid and accrued income taxes	(2,106)	620
Change in other operating assets and liabilities	(3,724)	(19,295)
Net cash provided by operating activities	47,716	71,591

Capital expenditures	(62,222)	(48,792)
Reimbursable capital expenditures	(8,700)	(1,870)
Purchase of businesses, net of $11.9 million of acquired cash	(340,152)	-
Purchases of intangible assets, including deposits	-	(20,396)
Purchases of strategic investments	(6,399)	(2,768)
Purchases of short-term investments	-	(116)
Receipt of government grants	7,094	-
Proceeds from strategic investments	-	11,969
Sale of business, net of transferred cash of $0.9 million and $0 million, respectively	18,597	-
Net cash used in investing activities	(391,782)	(61,973)

Dividends paid on common stock	(8,118)	(8,166)
Distributions to non-controlling interests	(4,823)	(6,503)
Principal repayments of term loan	(2,821)	(2,814)
New borrowings, net of repayments	285,000	-
Proceeds from mezzanine equity	71,533	-
Payment of debt issuance costs	(6,568)	(1,096)
Proceeds from customer receivable credit facility	27,540	-
Repayment of customer receivable credit facility	(1,005)	-
Purchases of common stock - stock-based compensation	(1,713)	(1,733)
Proceeds from stock option exercises	383	-
Purchases of common stock - share repurchase plan	(4,836)	(6,589)
Repurchases of non-controlling interests	(13,139)	(8,763)
Net cash provided by (used in) financing activities	341,433	(35,664)

Effect of foreign currency exchange rates on total cash, cash equivalents and restricted cash	-	(87)

Net change in total cash, cash equivalents and restricted cash	(2,633)	(26,133)

Total cash, cash equivalents and restricted cash, beginning of period	104,997	162,358
Total cash, cash equivalents and restricted cash, end of period	$102,364	$136,225

					Table 4
ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the three months ended September 30, 2021 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$1,422	$231	$-	$-	$1,653
Consumer	22,423	1,909	-	-	24,332
Total	$23,845	$2,140	$-	$-	$25,985

Fixed
Business	$16,549	$21,681	$-	$-	$38,230
Consumer	40,870	15,484	-	-	56,354
Total	$57,419	$37,165	$-	$-	$94,584

Carrier Services	$2,557	$31,939	$-	$-	$34,496
Other	233	-	-	-	233
Total Communications Services	$84,054	$71,244	$-	$-	$155,298

Managed services	$1,252	$3,793	$-	$-	$5,045
Construction	-	6,417	-	-	6,417

Total Other	$1,252	$10,210	$-	$-	$11,462

Total Revenue	$85,306	$81,454	$-	$-	$166,760

Depreciation	$13,308	$14,327	$-	$1,240	$28,875
Amortization of intangibles from acquisitions	$418	$3,062	$-	$-	$3,480
Total operating expenses	$72,093	$91,284	$55	$4,310	$167,742
Operating Income (Loss)	$13,213	$(9,830)	$(55)	$(4,310)	$(982)
Stock-based compensation	$36	$101	$-	$1,468	$1,605
Non-controlling interest ( net income or (loss) )	$(2,337)	$4,193	$-	$-	$1,856

Non GAAP measures:
EBITDA (1)	$26,939	$7,559	$(55)	$(3,070)	$31,373
Adjusted EBITDA (2)	$26,872	$16,404	$(56)	$(6,407)	$36,813

Balance Sheet Data (at September 30, 2021):
Cash, cash equivalents and investments	$52,106	$38,143	$2,476	$8,543	$101,268
Total current assets	116,271	116,852	6,322	10,260	249,705
Fixed assets, net	448,062	457,154	-	10,618	915,834
Total assets	650,023	870,281	20,500	86,580	1,627,384
Total current liabilities	84,092	93,612	356	24,950	203,010
Total debt	70,142	239,474	-	65,000	374,616

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended September 30, 2020 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$1,108	$136	$-	$-	$1,244
Consumer	20,298	2,296	-	-	22,594
Total	$21,406	$2,432	$-	$-	$23,838

Fixed
Business	$16,516	$1,954	$-	$-	$18,470
Consumer	40,848	3,465	-	-	44,313
Total	$57,364	$5,419	$-	$-	$62,783

Carrier Services	$1,851	$19,852	$-	$-	$21,703
Other	397	-	-	-	397
Total Communications Services	$81,018	$27,703	$-	$-	$108,721

Renewable Energy	$-	$-	$1,177	$-	$1,177
Managed services	1,447	-	-	-	1,447
Construction	-	394	-	-	394

Total Other	$1,447	$394	$1,177	$-	$3,018

Total Revenue	$82,465	$28,097	$1,177	$-	$111,739

Depreciation	$13,248	$5,729	$491	$1,689	$21,157
Amortization of intangibles from acquisitions	$423	$-	$-	$-	$423
Total operating expenses	$66,441	$25,879	$1,275	$8,587	$102,182
Operating Income (Loss)	$16,024	$2,218	$(98)	$(8,587)	$9,557
Stock-based compensation	$29	$-	$66	$1,792	$1,887
Non-controlling interest ( net income or (loss) )	$(2,762)	$(786)	$18	$-	$(3,530)

Non GAAP measures:
EBITDA (1)	$29,695	$7,947	$393	$(6,898)	$31,137
Adjusted EBITDA (2)	$29,695	$7,943	$393	$(6,867)	$31,164

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the nine months ended September 30, 2021 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$3,917	$1,149	$-	$-	$5,066
Consumer	64,503	6,258	-	-	70,761
Total	$68,420	$7,407	$-	$-	$75,827

Fixed
Business	$50,037	$26,409	$-	$-	$76,446
Consumer	125,255	23,004	-	-	148,259
Total	$175,292	$49,413	$-	$-	$224,705

Carrier Services	$6,963	$70,713	$-	$-	$77,676
Other	689	-	-	-	689

Total Communications Services	$251,364	$127,533	$-	$-	$378,897

Renewable Energy	$-	$-	$418	$-	$418
Managed services	3,978	3,793	-	-	7,771
Construction	-	28,049	-	-	28,049

Total Other	$3,978	$31,842	$418	$-	$36,238

Total Revenue	$255,342	$159,375	$418	$-	$415,135

Depreciation	$40,080	$24,598	$188	$3,827	$68,693
Amortization of intangibles from acquisitions	$1,262	$3,062	$-	$-	$4,324
Total operating expenses	$214,343	$170,295	$1,906	$23,320	$409,864
Operating Income (Loss)	$40,999	$(10,920)	$(1,488)	$(23,320)	$5,271
Stock-based compensation	$83	$-	$22	$4,911	$5,016
Non-controlling interest ( net income or (loss) )	$(5,857)	$4,075	$796	$-	$(986)

Non GAAP measures:
EBITDA (1)	$82,341	$16,740	$(1,300)	$(19,493)	$78,288
Adjusted EBITDA (2)	$82,276	$23,820	$(110)	$(19,270)	$86,716

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the nine months ended September 30, 2020 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$3,136	$140			$3,276
Consumer	57,468	7,063	-	-	64,531
Total	$60,604	$7,203	$-	$-	$67,807

Fixed
Business	$51,115	$6,676	$-	$-	$57,791
Consumer	121,305	8,505			129,810
Total	$172,420	$15,181	$-	$-	$187,601

Carrier Services	$5,392	$60,779	$-	$-	$66,171
Other	1,286	-	-	-	1,286
Total Communications Services	$239,702	$83,163	$-	$-	$322,865

Renewable Energy	$-	$-	$3,374	$-	$3,374
Managed services	5,110	-	-	-	5,110
Construction	-	394	-	-	394

Total Other	$5,110	$394	$3,374	$-	$8,878

Total Revenue	$244,812	$83,557	$3,374	$-	$331,743

Depreciation	$40,736	$17,331	$1,590	$5,048	$64,705
Amortization of intangibles from acquisitions	$1,384	$-	$-	$-	$1,384
Total operating expenses	$200,693	$77,316	$4,549	$25,306	$307,864
Operating Income (Loss)	$44,119	$6,241	$(1,175)	$(25,306)	$23,879
Stock-based compensation	$20	$-	$197	$4,391	$4,608
Non-controlling interest ( net income or (loss) )	$(7,770)	$(2,880)	$112	$-	$(10,538)

Non GAAP measures:
EBITDA (1)	$86,239	$23,572	$415	$(20,258)	$89,968
Adjusted EBITDA (2)	$86,252	$23,573	$545	$(20,195)	$90,175

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

1 See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure.

2 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)
at December 31, 2020

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Balance Sheet Data (at December 31, 2020):
Cash, cash equivalents and investments	$45,848	$26,921	$4,311	$26,845	$103,925
Total current assets	107,315	65,806	39,057	27,887	240,065
Fixed assets, net	449,888	73,717	-	12,857	536,462
Total assets	642,834	265,797	39,045	136,035	1,083,711
Total current liabilities	80,875	43,200	1,038	22,815	147,928
Total debt	72,823	-	-	-	72,823

(1) See Table 5 for reconciliation of Operating Income to EBITDA

(2) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

*Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.
Selected Segment Operational Information
(In Thousands)
at September 30, 2021

	Quarter ended
	September 30,	December 31,	March 31,	June 30,	September 30,
	2020	2020	2021	2021	2021
International Telecom Operational Data:

Mobile - Subscribers *
Pre-Paid	244,700	257,200	261,900	273,400	276,400
Post-Paid	43,100	44,700	45,500	46,400	49,300
Total	287,800	301,900	307,400	319,800	325,700

Mobile - Churn	1.77%	2.18%	2.28%	2.21%	2.67%

Fixed - Subscribers*
Broadband	136,800	140,100	142,900	143,000	143,900
Video	35,800	35,800	35,300	33,600	33,100
Voice	163,700	164,300	165,500	165,800	166,200

* Counts were adjusted for all periods presented based upon a change in methodology and process

1 See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure.

2 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure

Table 5

ATN International, Inc.
Reconciliation of Non-GAAP Measures
(In Thousands)

For the three months ended September 30, 2021 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$13,213	$(9,830)	$(55)	$(4,310)	$(982)
Depreciation expense	13,308	14,327	-	1,240	28,875
Amortization of intangibles from acquisitions	418	3,062	-	-	3,480
EBITDA	$26,939	$7,559	$(55)	$(3,070)	$31,373

Transaction-related charges	-	9,033	-	(3,337)	5,696
(Gain) Loss on disposition of assets	(67)	(188)	(1)	-	(257)
ADJUSTED EBITDA	$26,872	$16,404	$(56)	$(6,407)	$36,813

Revenue	85,306	81,454	-	-	166,760
ADJUSTED EBITDA MARGIN	31.5%	20.1%	NA	NA	22.1%

For the three months ended September 30, 2020 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$16,024	$2,218	$(98)	$(8,587)	$9,557
Depreciation expense	13,248	5,729	491	1,689	21,157
Amortization of intangibles from acquisitions	423	-	-	-	423
EBITDA	$29,695	$7,947	$393	$(6,898)	$31,137

Transaction-related charges	-	-	-	31	31
(Gain) Loss on disposition of assets	-	(4)	-	-	(4)
ADJUSTED EBITDA	$29,695	$7,943	$393	$(6,867)	$31,164

Revenue	82,465	28,097	1,177	-	111,739
ADJUSTED EBITDA MARGIN	36.0%	28.3%	33.4%	NA	27.9%

ATN International, Inc.
Reconciliation of Non-GAAP Measures
(In Thousands)

For the nine months ended September 30, 2021 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$40,999	$(10,920)	$(1,488)	$(23,320)	$5,271
Depreciation expense	40,080	24,598	188	3,827	68,693
Amortization of intangibles from acquisitions	1,262	3,062	-	-	4,324
EBITDA	$82,341	$16,740	$(1,300)	$(19,493)	$78,288

Transaction-related charges	-	7,257	566	-	7,823
(Gain) Loss on disposition of assets	(65)	(177)	624	223	605
ADJUSTED EBITDA	$82,276	$23,820	$(110)	$(19,270)	$86,716

Revenue	255,342	159,375	418	-	415,135
ADJUSTED EBITDA MARGIN	32.2%	14.9%	-26.4%	NA	20.9%

For the nine months ended September 30, 2020 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$44,119	$6,241	$(1,175)	$(25,306)	$23,879
Depreciation expense	40,736	17,331	1,590	5,048	64,705
Amortization of intangibles from acquisitions	1,384	-	-	-	1,384
EBITDA	$86,239	$23,572	$415	$(20,258)	$89,968

Transaction-related charges	-	-	84	63	147
(Gain) Loss on disposition of assets	13	1	46	-	60
ADJUSTED EBITDA	$86,252	$23,573	$545	$(20,195)	$90,175

Revenue	244,812	83,557	3,374	-	331,743
ADJUSTED EBITDA MARGIN	35.2%	28.2%	16.2%	NA	27.2%

1 See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure.

2 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.